UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

GENIUS BRANDS INTERNATIONAL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5820 Oberlin Drive, Suite 203 (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 450-2900

PACIFIC ENTERTAINMENT CORPORATION
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2011 and October 18, 2011, Genius Brands International, Inc., f/k/a Pacific Entertainment Corporation (the “Company”), filed Articles of Merger with the Secretary of State of the State of Nevada and with the Secretary of State of the State of California, respectively.  As previously described on the Company’s Schedule 14C Information Statement, filed with the Securities and Exchange Commission on September 21, 2011, by filing the Articles of Merger, the Company (i) changed its domicile to Nevada from California, and (ii) changed its name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”).

Pursuant to the Articles of Merger, Pacific Entertainment Corporation, a California corporation, merged into Genius Brands International, Inc., a Nevada corporation and, prior to the Reincorporation, was the wholly owned subsidiary of Pacific Entertainment Corporation.  Genius Brands International, the Nevada corporation, is the surviving corporation.

In connection with the Reincorporation, on October 12, 2011, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”).  Upon approval of the Reincorporation, FINRA will issue us a new ticker symbol for trading purposes.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

3.1           Articles of Merger, filed on October 17, 2011 with the Secretary of State of the State of Nevada
3.2           Articles of Merger, filed on October 18, 2011 with the Secretary of State of the State of California

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: October 21, 2011	By: /s/ Klaus Moeller
Name: Klaus Moeller
Title: Chief Executive Officer